UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 22, 2012

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1507 Pine Street, Boulder, CO  80302
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective June 22, 2012, Global Casinos, Inc., a Utah corporation (the “Company”) as Lender, extended a loan to Georgia Healthcare REIT, Inc., a Georgia corporation (“REIT”) as Borrower evidenced by a Promissory Note in the original principal amount of $500,000 plus interest at the rate of 5% per annum, interest payable monthly, with the total outstanding principal balance due on June 30, 2013.

Repayment of the Loan and Promissory Note is secured by a Stock Pledge Agreement (“Pledge Agreement”) from Christopher F. Brogdon (“Brogdon”), as Pledgor, covering 100% of the issued and outstanding shares of membership interest of REIT.

It was originally disclosed that the p roceeds of the Loan were used by REIT to consummate the acquisition of Scottsburg Healthcare Center, a 99 bed skilled nursing home located at 1350 North Todd Drive in Scottsburg, Indiana (the “Scottsburg Nursing Home”).   The Company is now advised that REIT did not acquire the Scottsburg Nursing Home due to a delay in a financing commitment; and rather $125,000 of the Loan proceeds were used by REIT to acquire the Middle Georgia Nursing Home located at 556 Chester Highway, Eastman, Georgia (“Middle Georgia” or the “Facility”).  The Facility was acquired through Dodge NH, LLC, a limited liability company formed for the purpose of acquiring Middle Georgia that was initially wholly-owned by REIT.  There was formed and organized a financing entity, Dodge Investors, LLC to raise $1.1 million in funding to complete the financing required to complete the acquisition, as more fully described below.

The terms of the acquisition of Middle Georgia were as follows:  The purchase price was $5.1 million, of which $4.0 million was paid with the assumption of a commercial mortgage with Colony Bank, as senior lender, which accrues interest at 6.25% per annum; and the balance of $1.1 million was provided by Dodge Investors, LLC.  Dodge Investors funded Dodge NH, LLC with $1.1 million in consideration of 13% unsecured notes and a carried 35% membership interest in Dodge NH, LLC.  Of the $1.1 million raised by Dodge Investors, LLC, $125,000 was invested by REIT using a portion of the Loan proceeds from the Company, representing a 4% membership interest of the total 35% membership interest held by Dodge Investors, LLC.  The Dodge NH, LLC notes purchased by Dodge Investors, LLC accrue interest at the rate of 13% per annum, interest payable monthly, with the outstanding balance of principal and accrued and unpaid interest due July 1, 2014.  The 35% membership interest of Dodge Investors, LLC will continue as a carried interest after the repayment of the notes.

Dodge NH, LLC has an operating lease agreement with Trent Tolbert, a professional skilled nursing facility operator, having an initial term of five years with an option to renew for an additional five year period.  The rent begins at $45,000 per month and increases by $1,000 per month each year during the initial term.

As previously disclosed, the Company has signed a Stock Purchase Agreement to acquire REIT, subject to numerous conditions, including the consummation of the Split-Off of the Company’s casinos gaming assets and operations and the approval of the Colorado Division of Gaming.  No assurance can be given when the acquisition of REIT will be consummated.  The loan to REIT was made in anticipation of consummating that acquisition ..

ITEM 9.01:       EXHIBITS

(c)	Exhibit

Item	Title
99.1 *	Promissory Note
99.2 *	Stock Pledge Agreement

* previously filed

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc (Registrant)

Dated: July 3, 2012	/s/ Clifford L. Neuman_______________ Clifford L. Neuman, President